UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

Cougar Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50096	30-0135720
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Gongnong Rd

Qiaokou District

Wuhan 430035, PRC

(Address of principal executive office, including zip code)

(027) 8386-6860

(Telephone number, including area code)

10655 NE 4th Street, Suite 400, Bellevue, Washington 98004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A-1 amends the Form 8-K filed by the Registrant on September 6, 2005 to provide additional information previously unavailable to the Registrant or not determined at the time of the initial filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not applicable.

(b)	Not applicable.

(c)	(1) Names and Positions of New Officers. On August 30, 2005, the Board of Directors (the “Board”) appointed the following persons to serve in the capacities as officers of Cougar Holdings, Inc. (the “Registrant”), as follows:

•	Chief Executive Officer – Zhou, Hongdun

•	Chief Financial Officer – Yu, Huajun

•	Chief Operational Officer – Chen, Limin

•	Secretary – Hu, Guangyuan

(2)	Additional Information.

•	Zhou, Hongdun

Business Experience: Mr. Zhou has been the President and Managing Director of Wuhan Youji Industries Co. Limited (“Wuhan Youji”) since 1994, a director Wuhan Youji’s majority-owned subsidiary, Wuhan Youji Import & Export Co., since September 2001, and a director of the Registrant since July 2005. Mr. Zhou began his career in 1968 as a technical staff member at Wuhan Youji Hecheng Chemical Plant (presently known as Wuhan Youji Industries Co. Limited.) after graduating from college. Subsequently, he has held the positions of Deputy Manager and Director at Wuhan Youji Hecheng Chemical Plant. Mr. Zhou has been recognized as a Most Outstanding Entrepreneur in Hubei Province four times. He is also a representative of People’s Congress of both the Qiaokou District of Wuhan and the City of Wuhan.

Other Directorships: None.

Family Relationships: None.

Related Transactions: In connection with the acquisition by the Registrant of Wuhan Youji, Mr. Zhou received 716,743 shares of the Registrant’s common stock.

•	Yu, Huajun

Business Experience: Mr. Yu has substantial experience in financial management of large and medium sized enterprises, including project financing, budgeting, and internal auditing. From June 2002 to August 2005, Mr. Yu served as the Chief Financial Officer of Linuo Group Co., Ltd. From June 2002 to August 2005, he served as the General Manager of Financing Department of China Gaoke Stock Co., Ltd. From June 2002 to August 2005, he served as the General Manager of Financing Department of Hainan Haiguo Investment Group Co.

Other Directorships: None.

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Family Relationships: None.

Related Transactions: None.

•	Chen, Limin

Business Experience: Mr. Chen has been the Senior Engineer and a vice president and director of Wuhan Youji since 1994.

Other Directorships: None.

Family Relationships: None.

Related Transactions: Mr. Chen is also an Executive Director of Hubei Zaoyang Jinma Chemical Inc. (“Jinma”). Jinma mainly manufactures cyanides and other highly poisonous products. Since 2002, Jinma has been manufacturing such products for Wuhan Youji at market prices. The amount of such products sold has not exceeded $1.8 million for any year.

•	Hu, Guangyuan

Business Experience: Mr. Hu has served as the corporate secretary and a director of Wuhan Youji since November 2003 and has been the President of Wuhan Linuo Investment Co. Limited since July 2003. Mr Hu has substantial experience in financing and financial management and control of a company. Serving as a credit manager of Standard Chartered Bank and Construction Bank of China for about 10 years, Mr. Hu is also experienced in banking management, project financing and investment.

Other Directorships: None.

Family Relationships: None.

Related Transactions: None.

(3)	Material Terms of Employment Agreements. It has not been determined as of the time of filing this Form 8-K/A-1 of the material terms of any employment agreement between the Registrant and any the above-referenced officers. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, the Registrant undertakes to file an amendment to this Form 8-K/A-1 with such information when such information is determined.

(d)	(1) Names of New Directors. On August 30, 2005, the Board, pursuant to Article 3, Section 2 of the Bylaws of the Registrant, increased the size of the board of directors from two to four members. On August 30, 2005, the Board, pursuant to Article 3, Section 3 of the Bylaws of the Registrant, appointed the following individuals to fill the two newly-created vacancies:

•	Mr. Chen, Limin

•	Mr. Yu, Huajun

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The Board also designated the existing members of the board as chairman and vice-chairman as follows:

•	Chairman of the Board – Gao, Yuankun

•	Vice-Chairman of the Board – Zhou, Hongdun

(2) Arrangement/Understanding for Selection as Director. There are no arrangements or understandings between Mr. Yu and any other person pursuant to which Mr. Yu was selected as a director. There are no arrangements or understandings between Mr. Chen and any other person pursuant to which Mr. Chen was selected as a director.

(3) Board Committees. The Registrant’s Board of Directors currently does not have any committees.

(4) Related Transactions. Please see responses for Related Transactions for Mr. Yu and Mr. Chen under Item 5.02(c) above.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR HOLDINGS INC.

By:	/s/ YUANKUN GAO
Name:	Yuankun Gao
Title:	President

Date: September 16, 2005

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